Exhibit 99.1

CRITEO REPORTS RESULTS
FOR THE FOURTH QUARTER AND FISCAL YEAR 2019

NEW YORK - February 11, 2020 - Criteo S.A. (NASDAQ: CRTO), the global technology company powering the world’s marketers with trusted and impactful advertising, today announced financial results for the fourth quarter and fiscal year ended December 31, 2019.

Q4 2019

•	Revenue decreased 3% year-over-year, or 2% at constant currency[1], to $653 million.

•	Revenue excluding Traffic Acquisition Costs, or Revenue ex-TAC[2], decreased 2% year-over-year, or 1% at constant currency, to $266 million, representing 41% of revenue.

•	Net income decreased 2% year-over-year to $41 million, representing 6% of revenue.

•	Adjusted EBITDA[2] increased 5% to $109 million, representing 41% of Revenue ex-TAC.

•	Diluted EPS increased 14% to $0.65 and Adjusted diluted EPS[2] increased 29% to $1.08.

•	Cash flow from operating activities was $59 million and Free Cash Flow[2] was $42 million.

•	Our cash position was $419 million as of December 31, 2019, up $54 million year-over-year.

Fiscal Year 2019

•	Revenue declined 2% year-over-year, or increased 1% at constant currency[1], to $2,262 million.

•	Revenue ex-TAC[2] decreased 2% year-over-year, or increased 0.3% at constant currency, to $947 million, representing 42% of revenue.

•	Net income was $96 million, flat compared to the prior year, representing 4% of revenue.

•	Adjusted EBITDA[2] was $299 million, or 32% of Revenue ex-TAC.

•	Diluted EPS increased 5% to $1.38 and Adjusted diluted EPS[2] increased 7% to $2.67.

•	Cash flow from operating activities was $223 million and Free Cash Flow[2] reached $125 million.

"Megan has already demonstrated her impactful leadership," said JB Rudelle, Chairman. "She has the full support of the Board and we're all confident in her success in driving Criteo forward."

"I am thrilled to lead Criteo into its next chapter," said Megan Clarken, CEO. "We have unbelievable assets and compelling opportunities. I'm confident in our strategic priorities and determined to deliver on them."

"We've delivered on our margin and cash generation targets in a challenging year," said Benoit Fouilland, CFO. "We're committed to maintaining solid profitability and cash flows to support the business in the long run."

___________________________________________________
1 Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the 2018 average exchange rates for the relevant period to 2019 figures.
2 Revenue ex-TAC, Revenue ex-TAC margin, Revenue ex-TAC for Retail Media, Adjusted EBITDA, Adjusted EBITDA at constant currency, Adjusted EBITDA margin, Adjusted diluted EPS, Free Cash Flow and growth at constant currency are not measures calculated in accordance with U.S. GAAP.
3 Same-client revenue or Revenue ex-TAC is the revenue or Revenue ex-TAC generated by clients that were live with us in a given quarter and still live with us the same quarter in the following year.

Q4 2019 Operating Highlights

•	New solutions, which include all solutions outside of retargeting, grew 44% year-over-year to 16% of total Revenue ex-TAC.

•	One quarter after beta launch, 800 clients were already live with our Consideration products priced on cost-per-impression (or CPM) basis.

•	23% of our live clients purchased more than one Criteo product, up from 13% in Q4 last year.

•	We added 280 net new clients and maintained high client retention at 90% for all products.

•	Same-client Revenue ex-TAC[3] decreased 3% year-over-year at constant currency, up from -4% in Q3.

•	Our direct header-bidding technology now connects to over 4,500 publishers across Web and App.

•	We launched Criteo Certified Partner Program (CCP) in our go-to-market for small midmarket clients.

Revenue and Revenue ex-TAC

Q4 2019

Revenue declined 3% year-over-year, or 2% at constant currency, to $653 million (Q4 2018: $670 million). Revenue ex-TAC decreased 2% year-over-year, or 1% at constant currency, to $266 million (Q4 2018: $272 million). This better-than-expected performance was driven by the decline in our business with existing clients, despite continued adoption of our new solutions across our client base and a strong Holiday Season across regions, partially offset by our growing business with new clients, in particular in the midmarket. Revenue ex-TAC as a percentage of revenue, or Revenue ex-TAC margin, was 41% (Q4 2018: 41%).

•
In the Americas, Revenue declined 3% year-over-year, or 3% at constant currency, to $306 million and represented 47% of total Revenue. Revenue ex-TAC declined 3% year-over-year, or 3% at constant currency, to $117 million and represented 44% of total Revenue ex-TAC.

•
In EMEA, Revenue declined 2% year-over-year, and increased 1% at constant currency, to $217 million and represented 33% of total Revenue. Revenue ex-TAC declined 1% year-over-year, and increased 1% at constant currency, to $92 million and represented 34% of total Revenue ex-TAC.

•
In Asia-Pacific, Revenue declined 2% year-over-year, or 3% at constant currency, to $130 million and represented 20% of total Revenue. Revenue ex-TAC declined 1% year-over-year, or 2% at constant currency, to $57 million and represented 22% of total Revenue ex-TAC.

Fiscal Year 2019

Revenue decreased 2% year-over-year to $2,262 million (2018: $2,300 million), and increased 1% at constant currency. Revenue ex-TAC decreased 2% year-over-year to $947 million (2018: $966 million), and increased 0.3% at constant currency. The performance at constant currency was primarily driven by our business with new clients, in particular in the midmarket, offsetting a slight decline in our business with existing clients, in particular with large customers, despite continued adoption of our new solutions across our client base. The Revenue ex-TAC margin was 42% (2018: 42%).

•
In the Americas, Revenue was $952 million, flat year-over-year, or growing 0.3% at constant currency, and represented 42% of total Revenue. Revenue ex-TAC was $373 million, declining 0.4% year-over-year, or growing 0.2% at constant currency, and represented 39% of total Revenue ex-TAC.

•
In EMEA, Revenue declined 4% year-over-year to $806 million, or increased 1% at constant currency, and represented 36% of total Revenue. Revenue ex-TAC declined 4% year-over-year to $353 million, or grew 1% at constant currency, and represented 37% of total Revenue ex-TAC.

•
In Asia-Pacific, Revenue decreased 1% year-over-year, or 0.2% at constant currency, to $503 million and represented 22% of total Revenue. Revenue ex-TAC declined 1% year-over-year, or 1% at constant currency, to $221 million and represented 24% of total Revenue ex-TAC.

Net Income and Adjusted Net Income

Q4 2019

Net income decreased 2% year-over-year to $41 million (Q4 2018: $42 million). Net income margin as a percentage of revenue was 6% (Q4 2018: 6%). Net income available to shareholders of Criteo S.A. increased 11% year-over-year to $42 million, or $0.65 per share on a diluted basis (Q4 2018: $38 million, or $0.57 per share on a diluted basis).

Adjusted Net Income, or net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of these adjustments, increased 23% year-over-year to $70 million, or $1.08 per share on a diluted basis (Q4 2018: $56 million, or $0.84 per share on a diluted basis).

Fiscal Year 2019

Net income was flat year-over-year at $96 million (2018: $96 million). Net income margin as a percentage of revenue was 4% (2018: 4%). Net income available to shareholders of Criteo S.A. increased 2% year-over-year to $91 million, or $1.38 per share on a diluted basis (2018: $89 million, or $1.31 per share on a diluted basis).

Adjusted Net Income increased 4% year-over-year to $175 million, or $2.67 per share on a diluted basis (2018: $169 million, or $2.49 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Q4 2019

Adjusted EBITDA increased 5% year-over-year, or 6% at constant currency, to $109 million (Q4 2018: $105 million), largely driven by the positive impact of our disciplined expense management, offsetting the slight Revenue ex-TAC decline over the period. Adjusted EBITDA as a percentage of Revenue ex-TAC, which we refer to as Adjusted EBITDA margin, was 41% (Q4 2018: 39%), an approximately 300-basis point increase year-over-year at constant currency.

Operating expenses increased 3% to $176 million (Q4 2018: $171 million). Operating expenses, excluding the impact of equity awards compensation expense, pension costs, restructuring costs, depreciation and amortization and acquisition-related costs and deferred price consideration, which we refer to as Non-GAAP Operating Expenses, decreased 7% to $138 million (Q4 2018: $149 million), demonstrating the positive impact of our disciplined expense management.

Fiscal Year 2019

Adjusted EBITDA declined 7% year-over-year, or 3% at constant currency, to $299 million (2018: $321 million), primarily driven by the Revenue ex-TAC performance over the period and despite a stronger focus on a more disciplined expense management. Adjusted EBITDA as a percentage of Revenue ex-TAC was 32% (2018: 33%), an approximately 120-basis point decrease year-over-year at constant currency.

Operating expenses were flat year-over-year at $688 million (2018: $687 million). Non-GAAP Operating Expenses declined 1% to 575 million (2018: $581 million), demonstrating our disciplined approach to expense management throughout the year.

Cash Flow and Cash Position

Q4 2019

Cash flow from operating activities decreased 31% year-over-year to $59 million (Q4 2018: $86 million).

Free Cash Flow, defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment, increased 4% year-over-year to $42 million (Q4 2018: $40 million), representing 38% of Adjusted EBITDA (Q4 2018: 38%).

Cash and cash equivalents increased $54 million year-over-year to $419 million.

Fiscal Year 2019

Cash flow from operating activities decreased 15% year-over-year to $223 million (2018: $261 million).

Free Cash Flow decreased 8% year-over-year to $125 million (2018: $135 million), representing 42% of Adjusted EBITDA (2018: 42%).

Business Outlook

The following forward-looking statements reflect Criteo’s expectations as of February 11, 2020.

First quarter 2020 guidance:

•	We expect Revenue ex-TAC to be between $209 million and $212 million, implying constant-currency growth of approximately -10% to -9%.

•	We expect Adjusted EBITDA to be between $55 million and $58 million.

Fiscal year 2020 guidance:

•	We expect Revenue ex-TAC to decline by approximately 10% at constant currency.

•	We expect Adjusted EBITDA margin of approximately 30% of Revenue ex-TAC.

The above guidance for the first quarter and the fiscal year ending December 31, 2020, assumes the following exchange rates for the main currencies impacting our business: a U.S. dollar-euro rate of 0.901, a U.S. dollar-Japanese Yen rate of 110.0, a U.S. dollar-British pound rate of 0.775 and a U.S. dollar-Brazilian real rate of 4.050.

The above guidance assumes no acquisitions are completed during the first quarter and the fiscal year ending December 31, 2020.

Reconciliation of Revenue ex-TAC and Adjusted EBITDA guidance to the closest corresponding U.S. GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of equity awards compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. The variability of the above charges could potentially have a significant impact on our future U.S. GAAP financial results.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission (the "SEC"): Revenue ex-TAC, Revenue ex-TAC by Region, Revenue ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted diluted EPS, Free Cash Flow and Non-GAAP Operating Expenses. These measures are not calculated in accordance with U.S. GAAP.

Revenue ex-TAC is our revenue excluding Traffic Acquisition Costs ("TAC") generated over the applicable measurement period and Revenue ex-TAC by Region reflects our Revenue ex-TAC by our geographies. Revenue ex-TAC, Revenue ex-TAC by Region and Revenue ex-TAC margin are key measures used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue can provide a useful measure for period-to-period comparisons of our business and across our geographies.

Accordingly, we believe that Revenue ex-TAC, Revenue ex-TAC by Region and Revenue ex-TAC margin provide useful information to investors and the market generally in understanding and evaluating our operating results in the same manner as our management and board of directors. Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration.

We define Adjusted EBITDA as our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short‑ and long-term operational plans. In particular, we believe that by eliminating equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration, Adjusted EBITDA and Adjusted EBITDA margin can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of these adjustments. Adjusted Net Income and Adjusted diluted EPS are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital.

In particular, we believe that by eliminating equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of these adjustments, Adjusted Net Income and Adjusted diluted EPS can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income and Adjusted diluted EPS provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment. Free Cash Flow is a key measure used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow permits a more complete and comprehensive analysis of our available cash flows.

Non-GAAP Operating Expenses are our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures the Company uses to provide its quarterly and annual business outlook to the investment community.

Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Revenue ex-TAC to revenue, Revenue ex-TAC by Region to revenue by region, Revenue ex-TAC for Retail Media, Adjusted EBITDA to net income, Adjusted Net Income to net income, Free Cash Flow to cash flow from operating activities, and Non-GAAP Operating Expenses to operating expenses, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: 1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and 2) other companies may report Revenue ex-TAC, Revenue ex-TAC by Region, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, Non-GAAP Operating Expenses or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including projected financial results for the quarter and the fiscal year ending December 31, 2020, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to innovate and respond to changes in technology, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, uncertainty regarding international growth and expansion, the impact of competition, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith, the impact of consumer resistance to the collection and sharing of data, our ability to access data through third parties, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Revenue ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on March 1, 2019, and in subsequent Quarterly Reports on Form 10-Q as well as future filings and reports by the Company. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Conference Call Information

Criteo’s earnings conference call will take place today, February 11, 2020, at 8:00 AM ET, 2:00 PM CET. The conference call will be webcast live on the Company’s website http://ir.criteo.com and will be available for replay.

•	U.S. callers: +1 855 209 8212

•	International callers: +1 412 317 0788 or +33 1 76 74 05 02

Please ask to be joined into the "Criteo S.A." call.

About Criteo

Criteo (NASDAQ: CRTO) is the global technology company powering the world’s marketers with trusted and impactful advertising. 2,800 Criteo team members partner with over 20,000 customers and thousands of publishers around the globe to deliver effective advertising across all channels, by applying advanced machine learning to unparalleled data sets. Criteo empowers companies of all sizes with the technology they need to better know and serve their customers. For more information, please visit www.criteo.com.

Contacts

Criteo Investor Relations
Edouard Lassalle, VP, Head of Market Relations, e.lassalle@criteo.com
Friederike Edelmann, IR Director, f.edelmann@criteo.com

Criteo Public Relations
Isabelle Leung-Tack, VP, Global Communications, i.leungtack@criteo.com

Financial information to follow

CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands, unaudited)

	December 31, 2018	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$364,426	$418,763
Trade receivables, net of allowances of $25.9 million and $16.1 million at December 31, 2018 and 2019, respectively	473,901	481,732
Income taxes	19,370	21,817
Other taxes	53,338	60,924
Other current assets	22,816	17,225
Total current assets	933,851	1,000,461
Property, plant and equipment, net	184,013	194,161
Intangible assets, net	112,036	86,886
Goodwill	312,881	317,100
Right of Use Asset - operating lease (1)	—	142,044
Non-current financial assets	20,460	21,747
Deferred tax assets	33,894	27,985
Total non-current assets	663,284	789,923
Total assets	$1,597,135	$1,790,384

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$425,376	$390,277
Contingencies	2,640	6,385
Income taxes	7,725	3,422
Financial liabilities - current portion	1,018	3,636
Lease liability - operating - current portion (1)	—	45,853
Other taxes	55,592	50,099
Employee - related payables	65,878	74,781
Other current liabilities	47,115	35,886
Total current liabilities	605,344	610,339
Deferred tax liabilities	10,770	9,272
Retirement benefit obligation	5,537	8,485
Financial liabilities - non current portion	2,490	769
Lease liability - operating - non current portion (1)	—	117,988
Other non-current liabilities	5,103	5,543
Total non-current liabilities	23,900	142,057
Total liabilities	629,244	752,396
Commitments and contingencies
Shareholders' equity:
Common shares, €0.025 par value, 67,708,203 and 66,197,181 shares authorized, issued and outstanding at December 31, 2018 and December 31, 2019, respectively.	2,201	2,158
Treasury stock, 3,459,119 and 3,903,673 shares at cost as of December 31, 2018 and December 31, 2019, respectively.	(79,159)	(74,900)
Additional paid-in capital	663,281	668,389
Accumulated other comprehensive (loss)	(30,522)	(40,105)
Retained earnings	387,869	451,725
Equity - attributable to shareholders of Criteo S.A.	943,670	1,007,267
Non-controlling interests	24,221	30,721
Total equity	967,891	1,037,988
Total equity and liabilities	$1,597,135	$1,790,384

(1) Effective January 1, 2019 we have adopted ASC 842, Leases. We have elected the modified retrospective transition method and not restated comparative prior periods. Upon adoption, we recognized total operating lease liabilities of $223.5 million and operating right-of-use assets of $204.3 million.

CRITEO S.A.
Consolidated Statement of Income
(U.S. dollars in thousands, except share and per share data, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2018	2019	YoY Change	2018	2019	YoY Change

Revenue	$670,096	$652,640	(3)%	$2,300,314	$2,261,516	(2)%

Cost of revenue
Traffic acquisition cost	(398,238)	(386,388)	(3)%	(1,334,334)	(1,314,947)	(1)%
Other cost of revenue	(38,807)	(31,328)	(19)%	(131,744)	(117,533)	(11)%

Gross profit	233,051	234,924	1%	834,236	829,036	(1)%

Operating expenses:
Research and development expenses	(44,605)	(40,585)	(9)%	(179,263)	(172,591)	(4)%
Sales and operations expenses	(93,806)	(98,080)	5%	(372,707)	(375,477)	1%
General and administrative expenses	(32,461)	(37,382)	15%	(135,159)	(139,754)	3%
Total Operating expenses	(170,872)	(176,047)	3%	(687,129)	(687,822)	0.1%
Income from operations	62,179	58,877	(5)%	147,107	141,214	(4)%
Financial income (expense)	(1,746)	(1,521)	(13)%	(5,084)	(5,749)	13%
Income before taxes	60,433	57,356	(5)%	142,023	135,465	(5)%
Provision for income taxes	(18,299)	(15,882)	(13)%	(46,144)	(39,496)	(14)%
Net Income	$42,134	$41,474	(2)%	$95,879	$95,969	0.1%

Net income available to shareholders of Criteo S.A.	$37,966	$42,024	11%	$88,644	$90,745	2%
Net income available to non-controlling interests	$4,168	$(550)	NM	$7,235	$5,224	(28)%

Weighted average shares outstanding used in computing per share amounts:
Basic	66,220,030	63,430,621		66,456,890	64,305,965
Diluted	67,043,794	64,655,065		67,662,904	65,598,588

Net income allocated to shareholders per share:
Basic	$0.57	$0.66	16%	$1.33	$1.41	6%
Diluted	$0.57	$0.65	14%	$1.31	$1.38	5%

CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2018	2019	YoY Change	2018	2019	YoY Change
Net income	$42,134	$41,474	(2)%	$95,879	$95,969	0.1%
Non-cash and non-operating items	50,628	53,546	6%	154,436	126,281	(18)%
- Amortization and provisions	32,785	39,729	21%	111,825	97,110	(13)%
- Equity awards compensation expense (1)	10,267	4,239	(59)%	66,600	40,999	(38)%
- Change in deferred taxes	1,184	16,792	NM	(8,157)	15,418	NM
- Change in income taxes	6,244	(8,076)	NM	(12,744)	(28,015)	NM
- Other (2)	148	862	NM	(3,088)	769	NM
Changes in working capital related to operating activities	(7,162)	(35,661)	NM	10,411	582	(94)%
- (Increase)/Decrease in trade receivables	(113,019)	(119,288)	6%	1,358	876	(35)%
- Increase/(Decrease) in trade payables	85,646	63,750	(26)%	9,047	(14,145)	NM
- (Increase)/Decrease in other current assets	(1,576)	5,481	NM	3,974	7,631	92%
- Increase/(Decrease) in other current liabilities (2)	21,787	16,116	(26)%	(3,968)	11,390	NM
- Change in operating lease liabilities and right of use assets (3)	—	(1,720)	NM	—	(5,170)	NM
CASH FROM OPERATING ACTIVITIES	85,600	59,359	(31)%	260,726	222,832	(15)%
Acquisition of intangible assets, property, plant and equipment	(30,064)	(13,373)	(56)%	(116,984)	(82,716)	(29)%
Change in accounts payable related to intangible assets, property, plant and equipment	(15,344)	(4,147)	(73)%	(8,494)	(15,224)	79%
(Payment for) disposal of a business, net of cash acquired (disposed)	(52,269)	—	(100)%	(101,180)	(4,582)	(95)%
Change in other non-current financial assets	(56)	(17)	(70)%	(59)	(1,366)	NM
CASH USED FOR INVESTING ACTIVITIES	(97,733)	(17,537)	(82)%	(226,717)	(103,888)	(54)%
Repayment of borrowings	(243)	(516)	NM	(964)	(1,022)	6%
Proceeds from capital increase	699	1,053	51%	1,473	1,691	15%
Change in treasury stock	(80,000)	(40,985)	(49)%	(80,000)	(58,588)	(27)%
Change in other financial liabilities (2)	141	(25)	NM	16,815	(1,192)	NM
CASH USED FOR FINANCING ACTIVITIES	(79,403)	(40,473)	(49)%	(62,676)	(59,111)	(6)%
Effect of exchange rates changes on cash and cash equivalents (2)	(2,728)	8,236	NM	(21,018)	(5,496)	(74)%
Net increase (decrease) in cash and cash equivalents	(94,264)	9,585	NM	(49,685)	54,337	NM
Net cash and cash equivalents at beginning of period	458,690	409,178	(11)%	414,111	364,426	(12)%
Net cash and cash equivalents at end of period	$364,426	$418,763	15%	$364,426	$418,763	15%
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for taxes, net of refunds	$(10,871)	$(7,166)	(34)%	$(67,045)	$(52,093)	(22)%
Cash paid for interest, net of amounts capitalized	$(433)	$(308)	(29)%	$(1,695)	$(1,403)	(17)%

(1) Share-based compensation expense according to ASC 718 Compensation - stock compensation accounted for $9.8 million and $3.9 million of equity awards compensation expense for the quarter ended December 31, 2018 and 2019, respectively, and $65.1 million and $39.6 million of equity awards compensation for the twelve months ended December 31, 2018 and 2019, respectively.

(2) During the twelve months ended December 31, 2018, the Company reported the cash impact of the settlement of hedging derivatives related to financing activities in cash used for financing activities in the unaudited consolidated statements of cash flows.

(3) Effective January 1, 2019 we have adopted ASC 842, Leases. We have elected the modified retrospective transition method and not restated prior periods. Changes in operating lease liabilities and right of use assets included rent prepayments and accrued rent amounts which were mapped to other current assets and trade payables in prior years.

CRITEO S.A.
Reconciliation of Cash from Operating Activities to Free Cash Flow
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2018	2019	YoY Change	2018	2019	YoY Change

CASH FROM OPERATING ACTIVITIES	$85,600	$59,359	(31)%	$260,726	$222,832	(15)%
Acquisition of intangible assets, property, plant and equipment	(30,064)	(13,373)	(56)%	(116,984)	(82,716)	(29)%
Change in accounts payable related to intangible assets, property, plant and equipment	(15,344)	(4,147)	(73)%	(8,494)	(15,224)	79%
FREE CASH FLOW (1)	$40,192	$41,839	4%	$135,248	$124,892	(8)%

(1) Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment.

CRITEO S.A.
Reconciliation of Revenue ex-TAC by Region to Revenue by Region
(U.S. dollars in thousands, unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
Region	2018	2019	YoY Change	YoY Change at Constant Currency	2018	2019	YoY Change	YoY Change at Constant Currency
Revenue
Americas	$317,350	$306,250	(3)%	(3)%	$954,073	$952,154	(0.2)%	0.3%
EMEA	220,904	216,639	(2)%	1%	839,825	806,197	(4)%	1%
Asia-Pacific	131,842	129,751	(2)%	(3)%	506,416	503,165	(1)%	(0.2)%
Total	670,096	652,640	(3)%	(2)%	2,300,314	2,261,516	(2)%	1%

Traffic acquisition costs
Americas	(196,168)	(189,092)	(4)%	(3)%	(579,597)	(579,175)	(0.1)%	0.3%
EMEA	(128,053)	(124,939)	(2)%	0.4%	(471,654)	(453,530)	(4)%	2%
Asia-Pacific	(74,017)	(72,357)	(2)%	(4)%	(283,083)	(282,242)	(0.3)%	0.2%
Total	(398,238)	(386,388)	(3)%	(2)%	(1,334,334)	(1,314,947)	(1)%	1%

Revenue ex-TAC (1)
Americas	121,182	117,158	(3)%	(3)%	374,476	372,979	(0.4)%	0.2%
EMEA	92,851	91,700	(1)%	1%	368,171	352,667	(4)%	1%
Asia-Pacific	57,825	57,394	(1)%	(2)%	223,333	220,923	(1)%	(1)%
Total	$271,858	$266,252	(2)%	(1)%	$965,980	$946,569	(2)%	0.3%

(1) We define Revenue ex-TAC as our revenue excluding traffic acquisition costs generated over the applicable measurement period. Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region are not measures calculated in accordance with U.S. GAAP. We have included Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region because they are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue and review of these measures by region can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region or similarly titled measures but define the regions differently, which reduces their effectiveness as a comparative measure; and (c) other companies may report Revenue ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region alongside our other U.S. GAAP financial results, including revenue. The above table provides a reconciliation of Revenue ex-TAC to revenue and Revenue ex-TAC by Region to revenue by region.

CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2018	2019	YoY Change	2018	2019	YoY Change
Net income	$42,134	$41,474	(2)%	$95,879	$95,969	0.1%
Adjustments:
Financial (income) expense	1,746	1,521	(13)%	5,084	5,749	13%
Provision for income taxes	18,299	15,882	(13)%	46,144	39,496	(14)%
Equity awards compensation expense	10,267	9,089	(11)%	67,076	49,132	(27)%
Research and development	5,005	3,578	(29)%	21,232	15,036	(29)%
Sales and operations	5,793	3,009	(48)%	29,244	19,301	(34)%
General and administrative	(531)	2,502	NM	16,600	14,795	(11)%
Pension service costs	419	383	(9)%	1,691	1,556	(8)%
Research and development	204	188	(8)%	844	760	(10)%
Sales and operations	88	69	(22)%	325	283	(13)%
General and administrative	127	126	(1)%	522	513	(2)%
Depreciation and amortization expense	30,675	30,489	(1)%	103,500	93,488	(10)%
Cost of revenue	20,477	12,691	(38)%	67,347	44,866	(33)%
Research and development (1)	3,412	5,248	54%	10,602	16,508	56%
Sales and operations (1)	4,831	10,763	NM	18,245	24,914	37%
General and administrative	1,955	1,787	(9)%	7,306	7,200	(1)%
Acquisition-related costs	1,222	—	(100)%	1,738	—	(100)%
General and administrative	1,222	—	(100)%	1,738	—	(100)%
Restructuring cost (2)	—	10,661	NM	(53)	13,582	NM
Research and development	—	1,704	NM	(332)	2,000	NM
Sales and operations	—	6,614	NM	290	8,810	NM
General and administrative	—	2,343	NM	(11)	2,772	NM
Total net adjustments	62,628	68,025	9%	225,180	203,003	(10)%
Adjusted EBITDA (3)	$104,762	$109,499	5%	$321,059	$298,972	(7)%
(1) For the Three Months Ended December 31, 2019 and the Twelve Months Ended December 31, 2019, respectively, the Company recognized an accelerated amortization for Manage technology due to a revised useful life ($2.2 million in Research and development) and an impairment loss for Manage customers relationships ($4.6 million in Sales and operations).
(2) For the Three Months Ended December 31, 2019 and the Twelve Months Ended December 31, 2019, respectively, the Company recognized restructuring charges for its new organizational structure implemented to support its multi-product platform strategy as detailed below:

	Three Months Ended	Twelve Months Ended
	December 31, 2019
(Gain) from forfeitures of share-based compensation expense	(4,849)	(8,133)
Depreciation and amortization expense	(67)	1,161
Facilities and impairment related costs	9,432	11,080
Payroll related costs	6,145	9,474
Total restructuring costs	10,661	13,582

(3) We define Adjusted EBITDA as our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short-term and long-term operational plans. In particular, we believe that the elimination of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (b) Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; (c) Adjusted EBITDA does not reflect the potentially dilutive impact of equity-based compensation; (d) Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and (e) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted EBITDA alongside our U.S. GAAP financial results, including net income.

CRITEO S.A.
Reconciliation from Non-GAAP Operating Expenses to Operating Expenses under GAAP
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2018	2019	YoY Change	2018	2019	YoY Change

Research and Development expenses	$(44,605)	$(40,585)	(9)%	$(179,263)	$(172,591)	(4)%
Equity awards compensation expense	5,005	3,578	(29)%	21,232	15,036	(29)%
Depreciation and Amortization expense (1)	3,412	5,248	54%	10,602	16,508	56%
Pension service costs	204	188	(8)%	844	760	(10)%
Restructuring costs (2)	—	1,704	NM	(332)	2,000	NM
Non GAAP - Research and Development expenses	(35,984)	(29,867)	(17)%	(146,917)	(138,287)	(6)%
Sales and Operations expenses	(93,806)	(98,080)	5%	(372,707)	(375,477)	1%
Equity awards compensation expense	5,793	3,009	(48)%	29,244	19,301	(34)%
Depreciation and Amortization expense (1)	4,831	10,763	NM	18,245	24,914	37%
Pension service costs	88	69	(22)%	325	283	(13)%
Restructuring costs (2)	—	6,614	NM	290	8,810	NM
Non GAAP - Sales and Operations expenses	(83,094)	(77,625)	(7)%	(324,603)	(322,169)	(1)%
General and Administrative expenses	(32,461)	(37,382)	15%	(135,159)	(139,754)	3%
Equity awards compensation expense	(531)	2,502	NM	16,600	14,795	(11)%
Depreciation and Amortization expense	1,955	1,787	(9)%	7,306	7,200	(1)%
Pension service costs	127	126	(1)%	522	513	(2)%
Acquisition related costs	1,222	—	(100)%	1,738	—	(100)%
Restructuring costs (2)	—	2,343	NM	(11)	2,772	NM
Non GAAP - General and Administrative expenses	(29,688)	(30,624)	3%	(109,004)	(114,474)	5%
Total Operating expenses	(170,872)	(176,047)	3%	(687,129)	(687,822)	0.1%
Equity awards compensation expense	10,267	9,089	(11)%	67,076	49,132	(27)%
Depreciation and Amortization expense	10,198	17,798	75%	36,153	48,622	34%
Pension service costs	419	383	(9)%	1,691	1,556	(8)%
Acquisition-related costs	1,222	—	(100)%	1,738	—	(100)%
Restructuring costs (2)	—	10,661	NM	(53)	13,582	NM
Total Non GAAP Operating expenses (3)	$(148,766)	$(138,116)	(7)%	$(580,524)	$(574,930)	(1)%
(1) For the Three Months Ended December 31, 2019 and the Twelve Months Ended December 31, 2019, respectively, the Company recognized an accelerated amortization for Manage technology due to a revised useful life ($2.2 million in Research and development) and an impairment loss for Manage customers relationships ($4.6 million in Sales and operations).
(2) For the Three Months Ended December 31, 2019 and the Twelve Months Ended December 31, 2019, respectively, the Company recognized restructuring charges for its new organizational structure implemented to support its multi-product platform strategy as detailed below:

	Three Months Ended	Twelve Months Ended
	December 31, 2019
(Gain) from forfeitures of share-based compensation expense	(4,849)	(8,133)
Depreciation and amortization expense	(67)	1,161
Facilities and impairment related costs	9,432	11,080
Payroll related costs	6,145	9,474
Total restructuring costs	10,661	13,582

(3) We define Non-GAAP Operating Expenses as our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures we use to provide our quarterly and annual business outlook to the investment community.

CRITEO S.A.
Detailed Information on Selected Items
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2018	2019	YoY Change	2018	2019	YoY Change
Equity awards compensation expense
Research and development	$5,005	$3,578	(29)%	$21,232	$15,036	(29)%
Sales and operations	5,793	3,009	(48)%	29,244	19,301	(34)%
General and administrative	(531)	2,502	NM	16,600	14,795	(11)%
Total equity awards compensation expense	10,267	9,089	(11)%	67,076	49,132	(27)%

Pension service costs
Research and development	204	188	(8)%	844	760	(10)%
Sales and operations	88	69	(22)%	325	283	(13)%
General and administrative	127	126	(1)%	522	513	(2)%
Total pension service costs	419	383	(9)%	1,691	1,556	(8)%

Depreciation and amortization expense
Cost of revenue	20,477	12,691	(38)%	67,347	44,866	(33)%
Research and development (1)	3,412	5,248	54%	10,602	16,508	56%
Sales and operations (1)	4,831	10,763	NM	18,245	24,914	37%
General and administrative	1,955	1,787	(9)%	7,306	7,200	(1)%
Total depreciation and amortization expense	30,675	30,489	(1)%	103,500	93,488	(10)%

Acquisition-related costs
General and administrative	1,222	—	(100)%	1,738	—	(100)%
Total acquisition-related costs	1,222	—	(100)%	1,738	—	(100)%

Restructuring costs (2)
Research and development	—	1,704	NM	(332)	2,000	NM
Sales and operations	—	6,614	NM	290	8,810	NM
General and administrative	—	2,343	NM	(11)	2,772	NM
Total restructuring costs	$—	$10,661	NM	$(53)	$13,582	NM

(1) For the Three Months Ended December 31, 2019 and the Twelve Months Ended December 31, 2019, respectively, the Company recognized an accelerated amortization for Manage technology due to a revised useful life ($2.2 million in Research and development) and an impairment loss for Manage customers relationships ($4.6 million in Sales and operations) .
(2) For the Three Months Ended December 31, 2019 and the Twelve Months Ended December 31, 2019, respectively, the Company recognized restructuring charges for its new organizational structure implemented to support its multi-product platform strategy as detailed below:

	Three Months Ended	Twelve Months Ended
	December 31, 2019
(Gain) from forfeitures of share-based compensation expense	(4,849)	(8,133)
Depreciation and amortization expense	(67)	1,161
Facilities and impairment related costs	9,432	11,080
Payroll related costs	6,145	9,474
Total restructuring costs	10,661	13,582

CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income
(U.S. dollars in thousands except share and per share data, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2018	2019	YoY Change	2018	2019	YoY Change

Net income	$42,134	$41,474	(2)%	$95,879	$95,969	0.1%
Adjustments:
Equity awards compensation expense	10,267	9,089	(11)%	67,076	49,132	(27)%
Amortization of acquisition-related intangible assets (1)	4,996	11,513	NM	15,821	27,906	76%
Acquisition-related costs	1,222	—	(100)%	1,738	—	(100)%
Restructuring costs (2)	—	10,661	NM	(53)	13,582	NM
Tax impact of the above adjustments	(2,218)	(3,219)	(45)%	(11,723)	(11,190)	(5)%
Total net adjustments	14,267	28,044	97%	72,859	79,430	9%
Adjusted net income (3)	$56,401	$69,518	23%	$168,738	$175,399	4%

Weighted average shares outstanding
- Basic	66,220,030	63,430,621		66,456,890	64,305,965
- Diluted	67,043,794	64,655,065		67,662,904	65,598,588

Adjusted net income per share
- Basic	$0.85	$1.10	29%	$2.54	$2.73	7%
- Diluted	$0.84	$1.08	29%	$2.49	$2.67	7%

(1) For the Three Months Ended December 31, 2019 and the Twelve Months Ended December 31, 2019, respectively, the Company recognized an accelerated amortization for Manage technology due to a revised useful life ($2.2 million in Research and development) and an impairment loss for Manage customers relationships ($4.6 million in Sales and operations) .

(2) For the Three Months Ended December 31, 2019 and the Twelve Months Ended December 31, 2019, respectively, the Company recognized restructuring charges for its new organizational structure implemented to support its multi-product platform strategy as detailed below:

	Three Months Ended	Twelve Months Ended
	December 31, 2019
(Gain) from forfeitures of share-based compensation expense	(4,849)	(8,133)
Depreciation and amortization expense	(67)	1,161
Facilities and impairment related costs	9,432	11,080
Payroll and Facilities related costs	6,145	9,474
Total restructuring costs	10,661	13,582

(3) We define Adjusted Net Income as our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, restructuring costs, acquisition-related costs and deferred price consideration and the tax impact of the foregoing adjustments. Adjusted Net Income is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted Net Income because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of the foregoing adjustments in calculating Adjusted Net Income can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted Net Income has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) Adjusted Net Income does not reflect the potentially dilutive impact of equity-based compensation or the impact of certain acquisition related costs; and (b) other companies, including companies in our industry, may calculate Adjusted Net Income or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted Net Income alongside our other U.S. GAAP-based financial results, including net income.

CRITEO S.A.
Constant Currency Reconciliation
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2018	2019	YoY Change	2018	2019	YoY Change

Revenue as reported	$670,096	$652,640	(3)%	$2,300,314	$2,261,516	(2)%
Conversion impact U.S. dollar/other currencies		5,531			51,373
Revenue at constant currency(1)	670,096	658,171	(2)%	2,300,314	2,312,889	1%

Traffic acquisition costs as reported	(398,238)	(386,388)	(3)%	(1,334,334)	(1,314,947)	(1)%
Conversion impact U.S. dollar/other currencies		(3,249)			(28,831)
Traffic Acquisition Costs at constant currency(1)	(398,238)	(389,637)	(2)%	(1,334,334)	(1,343,778)	1%

Revenue ex-TAC as reported(2)	271,858	266,252	(2)%	965,980	946,569	(2)%
Conversion impact U.S. dollar/other currencies		2,283			22,542
Revenue ex-TAC at constant currency(2)	271,858	268,535	(1)%	965,980	969,111	0.3%
Revenue ex-TAC(2)/Revenue as reported	41%	41%		42%	42%

Other cost of revenue as reported	(38,807)	(31,328)	(19)%	(131,744)	(117,533)	(11)%
Conversion impact U.S. dollar/other currencies		(291)			(1,856)
Other cost of revenue at constant currency(1)	(38,807)	(31,619)	(19)%	(131,744)	(119,389)	(9)%

Adjusted EBITDA(3)	104,762	109,499	5%	321,059	298,972	(7)%
Conversion impact U.S. dollar/other currencies		1,936			11,370
Adjusted EBITDA(3) at constant currency(1)	$104,762	$111,435	6%	$321,059	$310,342	(3)%
Adjusted EBITDA(3)/Revenue ex-TAC(2)	39%	41%		33%	32%

(1) Information herein with respect to results presented on a constant currency basis is computed by applying prior period average exchange rates to current period results. We have included results on a constant currency basis because it is a key measure used by our management and Board of directors to evaluate operating performance. Management reviews and analyzes business results excluding the effect of foreign currency translation because they believe this better represents our underlying business trends. The table above reconciles the actual results presented in this section with the results presented on a constant currency basis.

(2) Revenue ex-TAC is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Revenue ex-TAC by Region to Revenue by Region" for a reconciliation of Revenue Ex-TAC to revenue.

(3) Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Adjusted EBITDA to Net Income" for a reconciliation of Adjusted EBITDA to net income.

CRITEO S.A.
Information on Share Count
(unaudited)

	Twelve Months Ended
	December 31,
	2018	2019
Shares outstanding as at January 1,	66,085,097	64,249,084
Weighted average number of shares issued during the period	371,793	56,881
Basic number of shares - Basic EPS basis	66,456,890	64,305,965
Dilutive effect of share options, warrants, employee warrants - Treasury method	1,206,014	1,292,623
Diluted number of shares - Diluted EPS basis	67,662,904	65,598,588

Shares issued as at December 31, before Treasure stocks	67,708,203	66,197,181
Treasury stock as of December 31,	(3,459,119)	(3,903,673)
Shares outstanding as of December 31, after Treasury stocks	64,249,084	62,293,508
Total dilutive effect of share options, warrants, employee warrants	8,259,272	7,914,860
Fully diluted shares as at December 31,	72,508,356	70,208,368

CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated, unaudited)

	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	YoY Change	QoQ Change

Clients	18,528	18,936	19,213	19,419	19,373	19,733	19,971	20,247	4%	1%

Revenue	564,164	537,185	528,869	670,096	558,123	528,147	522,606	652,640	(3)%	25%
Americas	212,695	212,781	211,247	317,350	217,993	213,974	213,937	306,250	(3)%	43%
EMEA	222,611	201,080	195,230	220,904	209,643	194,359	185,556	216,639	(2)%	17%
APAC	128,858	123,324	122,392	131,842	130,487	119,814	123,113	129,751	(2)%	5%

TAC	(323,746)	(306,963)	(305,387)	(398,238)	(322,429)	(304,229)	(301,901)	(386,388)	(3)%	28%
Americas	(131,521)	(125,502)	(126,406)	(196,168)	(131,545)	(129,491)	(129,047)	(189,092)	(4)%	47%
EMEA	(119,893)	(112,577)	(111,131)	(128,053)	(117,291)	(107,401)	(103,899)	(124,939)	(2)%	20%
APAC	(72,332)	(68,884)	(67,850)	(74,017)	(73,593)	(67,337)	(68,955)	(72,357)	(2)%	5%

Revenue ex-TAC (1)	240,418	230,222	223,482	271,858	235,694	223,918	220,705	266,252	(2)%	21%
Americas	81,174	87,279	84,841	121,182	86,448	84,483	84,890	117,158	(3)%	38%
EMEA	102,718	88,503	84,099	92,851	92,352	86,958	81,657	91,700	(1)%	12%
APAC	56,526	54,440	54,542	57,825	56,894	52,477	54,158	57,394	(1)%	6%

Cash flow from operating activities	84,527	40,341	50,256	85,600	67,220	52,964	43,289	59,359	(31)%	37%

Capital expenditures	32,567	17,847	29,656	45,408	23,684	32,792	23,944	17,520	(61)%	(27)%

Capital expenditures/Revenue	6%	3%	6%	7%	4%	6%	5%	3%	N.A	N.A

Net cash position	483,874	480,285	458,690	364,426	395,771	422,053	409,178	418,763	15%	2%

Headcount	2,675	2,678	2,737	2,744	2,813	2,873	2,794	2,755	0.4%	(1)%

Days Sales Outstanding (days - end of month)	60	61	60	58	59	58	57	52	N.A	N.A

(1) We define Revenue ex-TAC as our revenue excluding traffic acquisition costs generated over the applicable measurement period. Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region are not measures calculated in accordance with U.S. GAAP. We have included Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region because they are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue and review of these measures by region can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region or similarly titled measures but define the regions differently, which reduces their effectiveness as a comparative measure; and (c) other companies may report Revenue ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region alongside our other U.S. GAAP financial results, including revenue. The above table provides a reconciliation of Revenue ex-TAC to revenue and Revenue ex-TAC by Region to revenue by region.